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                                                                    Exhibit 10.1


                              CONSULTING AGREEMENT


            THIS CONSULTING AGREEMENT ("Agreement") dated as of October 1, 1996, is made and entered into by and between ONCOGENE SCIENCE, INC., a Delaware corporation (the "Company"), and EDWIN A. GEE, PH.D. (the "Consultant").


                              W I T N E S S E T H:

            WHEREAS, the Company, a leader in the innovation of drug discovery technologies, combines genetically engineered live-cell assays with high throughput screening to discover novel, small molecule pharmaceuticals;

            WHEREAS, the Consultant has served as a director of the Company since 1985 and as Chairman of the Board of the Company since 1987;

            WHEREAS, prior to the Consultant's service as a director of the Company, the Consultant served in various senior executive positions, including President, Chairman of the Board, and Chief Executive Officer of International Paper Company, and Senior Vice President, member of the Executive Committee and a director of E.I. du Pont de Nemours and Company;

            WHEREAS, the Consultant has also served as an outside director of a number of corporations in a wide range of businesses;

            WHEREAS, the Company has derived great value from the Consultant's service as a director and Chairman of the Board of the Company and as a consultant to the Company, and the Company desires to continue to obtain consulting services from the Consultant in furtherance of the Company's interests; and

            WHEREAS, the Consultant desires to continue to provide consulting services to the Company on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

      1. ENGAGEMENT. The Company hereby retains the Consultant and the Consultant hereby agrees to provide consulting services to the Company upon the terms and conditions set forth herein.

      2. COMPENSATION.

            (a) The Company shall pay to the Consultant a fee at the rate of $50,000 per year, payable in monthly installments on the first day of each month commencing October 1, 1996. As of October 1, 1997, the amount payable to the Consultant shall be adjusted to reflect changes in


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the cost of living, by multiplying the monthly sum then payable by a fraction, the numerator of which shall be the Consumer Price Index--All Items for the United States, as published by the U.S. Department of Labor, or any comparable successor index (the "CPI"), as of September 30, 1997, and the denominator of which shall be the CPI as of September 30, 1996. Similar adjustments shall be made each October 1 during the term of this Agreement.

            (b) It is expressly understood and agreed that payment of the fee provided in paragraph (a) shall continue in the event of any temporary or permanent disability of the Consultant which shall prevent the Consultant from providing consulting services hereunder.

            (c) Any expenses incurred by the Consultant in connection with this Agreement will be reimbursed by the Company pursuant to its regular established procedures for this purpose.

      3. CONSULTING SERVICES.

            (a) During the term of this Agreement, the Consultant shall perform such consulting services within his competence and expertise. Such services shall be provided from time to time as shall be reasonably requested by the Company, but not in excess of an average of one day per month.

            (b) During the term of this Agreement, the Consultant shall not, without the prior written consent of the Company, provide consulting services for or to any other person or entity engaged in the same business as the Company.

      4. TERM. The term of this Agreement will commence on the date of this Agreement and shall continue for the Consultant's lifetime.

      5. CONFIDENTIAL AND PROPRIETARY INFORMATION.

            (a) All information concerning the Company (whether written or oral) disclosed in connection with this Agreement shall be received and retained by the Consultant as strictly confidential. Notwithstanding the foregoing, there shall be no obligation to retain as confidential information which (i) is in the public domain at the time of receipt or comes into the public domain without breach of this Section; (ii) can be shown to have been known by the Consultant prior to receipt; (iii) becomes known to the Consultant through a third source whose own knowledge was acquired entirely independent of the Consultant; or (iv) is approved for disclosure by the Company in writing.

            (b) All business or technical information identified by the Company or reasonably identifiable as proprietary to the Company and which the Consultant was put in a position to discover in the conduct of his duties hereunder shall be and remain the exclusive property of the Company at all times and shall be returned to the Company upon its request or upon termination of this Agreement.

            (c) The Consultant acknowledges that by reason of the uniqueness of the Company's business that the covenants set forth in this Section are reasonable and necessary for the


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protection of the Company's legitimate business interests.

            (d) The Consultant hereby acknowledges that irreparable harm will result to the Company in the event of the breach of the covenants contained in this Section. In the event that the Consultant breaches any of the covenants contained in this Section, the Consultant agrees that in addition to all other remedies or damages which may be available, the Company shall be entitled to seek and obtain both temporary and permanent restraining orders or injunctions issued by a court in order to prevent the violation of any of the covenants made by the Consultant pursuant to this Agreement.

            (e) The Consultant expressly acknowledges and agrees that the provisions of this Section shall survive the termination of this Agreement.

      6. GOVERNING LAW. The validity, enforceability and interpretation of this Agreement shall be determined in accordance with the laws of the State of New York.

      7. RELATIONSHIP CREATED. The relationship of the Consultant and the Company is that of independent contractors. Nothing contained in this Agreement shall be construed to place the Company and the Consultant in a relationship as partners, joint venturers, employer and employee or principal and agent.

      8. ASSIGNMENT. The Consultant shall not assign, convey or transfer this Agreement or any part of his rights under this Agreement without the prior written consent of the Company. Any such assignment, conveyance or transfer without the Company's prior written consent shall be void.

      9. NOTICES.

            Any notice or other communication required or permitted to be given pursuant to the provisions of this Agreement shall be deemed to have been sufficiently given, if in writing and either delivered against receipt or sent by registered or certified mail, with postage prepaid, addressed as indicated and shall be deemed sent and delivered on the third day following the deposit thereof in the United States mail:

                  If to the Company:

                        Oncogene Science, Inc.
                        106 Charles Lindbergh Blvd.
                        Uniondale, New York 11553-3649
                        Attn.:  Robert L. Van Nostrand,
                                Vice President, Finance and Administration

                  If to the Consultant:

                        Edwin A. Gee, Ph.D.
                        109 Plantation Circle
                        Ponte Vedra Beach, Florida 32082


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            Either party may, by notice as aforesaid, designate a different address or addresses for notices or other communications intended for it.

      10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.

      11. MISCELLANEOUS.

            (a) This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes and cancels any and all previous contracts or agreements between the parties with respect to the subject matter hereof. It may not be altered, amended or modified except by written instrument duly executed by the parties hereto. This Agreement shall become binding only after the same is signed by an officer of the Company at its general offices.

            (b) The headings contained herein are inserted for convenience only and shall not be deemed to have any substantive meaning.

            (c) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                        ONCOGENE SCIENCE, INC.


                                        By: /s/ Gary E. Frasier
                                            ------------------------------------
                                        Name: Gary E. Frasier
                                        Title: Chief Executive Officer




                                        /s/ Edwin A. Gee, Ph.D.
                                        ----------------------------------------
                                        EDWIN A. GEE, PH.D.



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